FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
This Fourth Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into as of August 31, 2015, by and between LEIDOS ENTERPRISE PROPERTIES, LLC, a Delaware limited liability company (“Seller”), and TMG SOLUTIONS PLAZA LAND, L.P., a Delaware limited partnership (“Purchaser”).
STATEMENT OF PURPOSE
Seller’s predecessor-in-interest, Campus Point Realty Corporation, a California corporation (“CPRC”), and Purchaser’s predecessor-in-interest, MRP-I Acquisition A, L.L.C., a Delaware limited liability company (“MRP-I”), are parties, with the limited joinder of Science Applications International Corporation (“SAIC”), to that certain Purchase and Sale Agreement dated as of May 3, 2013, with respect to the purchase and sale of the real and personal property more particularly described therein (the “Original Contract”), as amended by that certain Amendment to Purchase and Sale Agreement dated as of May 15, 2013, by and between CPRC and MRP-I, with the joinder of SAIC, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of July 15, 2013, to be effective as of July 10, 2013, by and between CPRC and MRP-I, with the joinder of SAIC, and as further amended by that certain Third Amendment to Purchase and Sale Agreement dated as of September 4, 2014 by and between Seller and Purchaser (the Original Contract, as so amended, hereinafter referred to as the “Contract”).
Seller and Purchaser now desire to further amend the Contract as more particularly set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree that the Contract shall be modified as follows:
1.Capitalized Terms. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Contract.
2.Amendment and Restatement of Section 2.5. Section 2.5 of the Contract is hereby amended and restated as follows:
“2.5    Seller Reimbursement of Third Party Development Approvals Costs. All costs and expenses payable by Purchaser to non-affiliated third parties (including, without limitation, each of the Development Team Members) in connection with Purchaser’s efforts to obtain, with respect to each of Blocks A, B, C and E and each of the Development Sites within such Blocks, approval of the Rezoning, the Final Development Plan Approval and the Subdivision Approvals for such Block or such Development Site within such Block, as applicable (including, without limitation, in connection with costs and expenses relating to work performed prior to the Effective Date) are, hereinafter, collectively referred to as “Third Party Development Approvals Costs”. At the Closing of the remaining Property

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(i.e. all but Block F) occurring under this Contract, Seller shall provide Purchaser with a credit against the purchase price otherwise payable by Purchaser for the Property in an amount equal to $2,100,000 (the “TPD Approvals Costs Credit”).
3.Amendment and Restatement of Section 3.1. Section 3.1 (including all of Subsections 3.1.1 through 3.1.6) of the Contract is hereby fully amended and restated as follows:
“3.1    Purchase Price. The purchase price payable by Purchaser to Seller for the Property (other than Block F, which has already closed) shall be $100,250,000, of which $74,775,000 will be paid in cash by wire transfer of immediately available federal funds and the balance of $25,475,000 shall be paid in the form of Purchaser’s execution and delivery of the Seller Financing Documents (as defined below), at the Closing. “Seller Financing Documents” shall mean (i) a Promissory Note made by Purchaser or its designated fee simple owner(s) of Development Site B1 and Development Site B2 (the “Maker”) to the order of Seller in the original stated principal amount of $25,475,000, with interest accruing thereon at a per annum rate of 30-day LIBOR (with a 30-day LIBOR rate floor of 0.25% (i.e. 25 basis points)) (the “LIBOR Rate”) plus 0.50% (i.e. 50 basis points) (the “Spread”, and the LIBOR Rate plus the Spread being hereinafter referred to as the “Interest Rate”)), payable upon maturity, which will be December 24, 2019, and which shall otherwise be in substantially the same form as the Promissory Note attached hereto as Exhibit A and made a part hereof by this reference (the “Seller Financing Note”), and (ii) a Purchase Money Deed of Trust granted by the Maker to a trustee designated by, and for the benefit of, Seller, encumbering Development Site B1 and Development Site B2, with a right to release either Development Site at any time upon payment of the Partial Release Price (as defined below) for such Development Site, and which shall otherwise be in substantially the same form as the Purchase Money Deed of Trust attached hereto as Exhibit B and made a part hereof by this reference (the “Purchase Money Deed of Trust”).  The “Partial Release Price” for either Development Site B1 or Development Site B2 shall be the sum of (x) a required principal prepayment amount equal to the sum of (1) fifty percent (50%) of the outstanding principal amounts then owed under the Seller Financing Note, plus (2) $1,000,000, and (y) the payment of all interest accrued at the Interest Rate and unpaid under the Seller Financing Note on the portion of the principal balance being repaid pursuant to the preceding clause (x).
During the term of the Seller Financing Note, Purchaser shall have no obligation to continue to pursue the Development Approval process for Development Site B1 and Development Site B2, and Seller shall have no consent rights over the Development Approval process with respect to Development Site B1 and Development Site B2; provided, however, that Purchaser shall covenant in the Purchase Money Deed of Trust that it will not do any of the following without the prior written consent of Seller while any such Development Site remains subject to the Seller Financing Documents: (i) materially reduce the potential FAR for Development Site B1 and Development Site B2 below 700,000 sq. ft. in the aggregate or below 340,000 sq. ft. for either such Development Site, or (ii) allocate the obligations and infrastructure expenses required pursuant to the proffers approved by the Board of Supervisors for the Property as part of the Rezoning (the “Proffers”) to

Development Site B1 and Development Site B2 in a manner that is not commercially reasonable. Seller shall not have any right to approve the SAIC Declaration from and after the Closing of the remaining Property (i.e. all but Block F) occurring under this Contract; and provided that the SAIC Declaration does not violate the covenant set forth in the preceding sentence, Seller shall subordinate the Purchase Money Deed of Trust to the SAIC Declaration if and when it is approved by Purchaser and ready to be recorded in the Clerk’s Office.”
4.Additional Deposit. Upon the full execution of this Amendment by the parties hereto, Purchaser shall deposit with the Escrow Agent the additional sum of Four Million and 00/100 Dollars ($4,000,000.00) (the “Supplemental Deposit”), which Supplemental Deposit shall become part of the Deposit under the Contract.
5.Development Approvals No Longer a Condition to Closing. Section 9.1.2 of the Contract is hereby deleted in its entirety.
6.SAIC Declaration No Longer a Condition to Closing. Notwithstanding anything to the contrary contained in the Contract, including, without limitation, the provisions of Section 9.1.4 of the Original Contract and the provisions of Paragraph 12 of the Second Amendment to Purchase and Sale Agreement, the parties shall no longer be required to reach agreement upon the SAIC Declaration as a condition to Closing on the remaining portion of the Property (i.e. all but Block F).
7.Waiver of Ancillary Document Contingency. Purchaser hereby waives the Ancillary Document Contingency set forth in Paragraph 12 of the Second Amendment to Purchase and Sale Agreement.
8.Food Trucks. Seller and Purchaser agree that from and after the date of this Amendment up to the termination of the Contract with respect to all remaining portions of Block C (Parcel C) that have not been the subject of a Closing, Seller shall permit and otherwise accommodate the parking of up to four (4) food catering trucks approved by Purchaser during the mid-day lunch period on the existing surface parking lots on Block C (Parcel C) in the vicinity near the Greensboro Green Project or in another location approved by Purchaser and Seller, subject to commercially reasonable rules and regulations to be imposed by Seller on the approved food truck owner/occupant during their period of use of any of Block C (Parcel C) that is owed by Seller, including, without limitation, insurance and indemnification obligations.
9.Amendment and Restatement of Subsections 10.1.2 to 10.1.8. Subsections 10.1.2 through 10.1.8 of the Contract are hereby fully amended and restated as follows:
“10.1.2        Development Sites. Purchaser must proceed to Closing on all of the Development Sites and/or Blocks (exclusive of Block F) together with, to the extent applicable, all of the Improvements and other portions of the Property located thereon or otherwise associated therewith, on or before December 24, 2015.”

10.Amendment and Restatement of Certain Provisions Related to Potential Ballfield Purchase. Paragraph 13 (Ballfield Purchase) of the Second Amendment to Purchase and Sale Agreement, beginning with the phrase “The Ballfield Costs shall not include more than the . . .” at the bottom of page 13 of the Second Amendment to Purchase and Sale Agreement, is hereby amended and restated to read as follows:
“The Ballfield Costs shall not include more than the actual costs incurred, or that reasonably should have been incurred, by the Ballfield Site Owner to construct the Ballfield, in accordance with the County’s requirements, on a single level of concrete surface above the existing number of parking spaces currently lying on the Ballfield Site, and to make the area lying under the Ballfield usable for parking with at least the existing number of parking spaces currently lying on the Ballfield Site (the “Existing Parking Count”) in a reasonable commercial manner (e.g. with adequate levels, lighting, ingress and egress lanes, landscaping, etc.); which means that any costs incurred by the Ballfield Site Owner to construct additional parking spaces beyond the Existing Parking Count below the Ballfield and/or to construct improvements on the Ballfield Site not necessary to convert the existing surface parking lot into a parking structure with a Ballfield on the top surface of such parking structure shall be at the sole cost and expense of the Ballfield Site Owner and shall not be part of the Ballfield Costs. The “Default Conditions” are if both of the following events occur: (a) Purchaser fails to timely consummate the purchase of the Property (other than Block F) by the date for Closing set forth in Section 10.1.2, as it may be extended as provided in the Contract, and (b) such event is a Purchaser default pursuant to Section 12.3 that caused Seller to terminate the Contract and retain the Deposit. The “Meridian Fund Entities” shall mean each of the following entities, on a joint and several basis: (1) Meridian Realty Partners Co-Invest I, L.P., (2) Meridian Realty Partners TE I, L.P., (3) Meridian Realty Partners H I, L.P., (4) Meridian Realty Partners NUS I, L.P. and (5) Meridian Realty Partners Series I, L.L.C., Series A and B. This Paragraph 13 shall cease to have any force and effect upon the completion of the next Closing under the Contract.”
11.No Obligation to Provide Seller Demolition Credit. Notwithstanding anything to the contrary contained in the Contract, including, without limitation, the provisions of Paragraph 10 of the Second Amendment to Purchase and Sale Agreement, Seller shall have no obligation to provide the Seller Demolition Credit to Purchaser.
12.Reaffirmation. Except as modified by this Amendment, the Contract remains in full force and effect and the undersigned parties do hereby ratify and confirm the Contract, as modified by this Amendment. It is mutually covenanted, stipulated and agreed between the parties hereto that the Contract, as modified by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter of the Contract and supersedes any and all prior agreements or undertakings, if any, whether written or oral. To the extent any provision in this Amendment conflicts with any other term or provision of the Contract, this Amendment shall control.
13.Counterparts. This Amendment may be signed in one or more counterparts, all such separately signed counterparts shall be deemed to be a single instrument hereof, and facsimile or imaged reproductions of signatures hereto shall be deemed as effective as originals.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.
SELLER:

LEIDOS ENTERPRISE PROPERTIES, LLC,
a Delaware limited liability company

By:    /s/ Robert W. Scott
Name:    Robert W. Scott
Title:    CEO

PURCHASER:

TMG SOLUTIONS PLAZA LAND, L.P.,
a Delaware limited partnership

By:    Meridian Realty Partners I GP, L.L.C.,
a Delaware limited liability company,
as its general partner

By:    /s/ Gary Block
Name:    Gary Block
Title:    Managing Director

JOINDER TO FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

The undersigned, MERIDIAN SCIENCE 7990, L.L.C. and MERIDIAN SCIENCE 7980, L.P., are each executing this Joinder to confirm its acknowledgement and agreement to comply with the amended provisions contained in Paragraph 10 of the attached Amendment, to the extent they amend Paragraph 13 of the Second Amendment to Purchase and Sale Agreement, and for no other purpose.

MERIDIAN SCIENCE 7990, L.L.C.,
a Delaware limited liability company

By:    Meridian Science 7990 Holdings, L.L.C.,
its sole member

By:    Meridian Realty Science Holdings REIT I L.L.C.,
its manager

By:    Meridian Realty Partners TE I, L.P.
its manager

By:    Meridian Realty Partners I GP, L.L.C.,
its general partner

By:    /s/ Gary Block
Name:    Gary Block
Title:    Managing Director

MERIDIAN SCIENCE 7980, L.P.,
a Delaware limited liability company

By:    Meridian Realty Partners I GP, L.L.C.,
its general partner,

By:    /s/ Gary Block
Name:    Gary Block
Title:    Managing Director

EXHIBIT A

FORM OF SELLER FINANCING NOTE

[Attached]

EXHIBIT B

FORM OF SELLER FINANCING DEED OF TRUST

[Attached]

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